Exhibit 99.1

MONSTER WORLDWIDE REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

Weston, MA, October 21, 2016 – Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the third quarter ended September 30, 2016 and a GAAP to Non-GAAP reconciliation schedule for the third quarter ended September 30, 2016.

Third Quarter Financial Results

Revenue from continuing operations of $144.8 million decreased 13% at both actual and constant rates year over year. Revenue from the Company’s Careers – North America operations decreased 16% year over year to $99.7 million. Revenue from Careers – International of $45.0 million was down 6% at actual rates and 2% in constant currency compared with the 2015 third quarter.

Total GAAP operating expenses from continuing operations were $338.0 million. Operating expenses included non-cash, pre-tax goodwill and other asset impairment charges of $182.2 million related to the completion of a formal impairment analysis referred to in the Company’s second quarter 10-Q filing. Net loss from continuing operations was $180.5 million, or a loss of $2.03 per share. In last year’s third quarter, net income from continuing operations was $9.8 million, or $0.10 per share. Deferred revenue was $224.2 million compared to $239.3 million as of June 30, 2016.

Non-GAAP net loss from continuing operations was $4.7 million, or a loss of $0.05 per share, compared to net income of $9.7 million, or $0.11 per share, in last year’s third quarter. Cash EBITDA was $0.4 million compared to $25.3 million in the third quarter of 2015. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the GAAP measure in the accompanying tables.

As previously announced on August 9, 2016, Monster entered into a definitive agreement with Randstad Holding nv (AMS: RAND), under which Randstad, through a wholly-owned subsidiary, will acquire Monster for $3.40 per share in cash. The transaction is expected to close during the fourth quarter of 2016. The Monster Board of Directors unanimously recommends that Monster shareholders tender their shares into the Randstad offer.

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In light of the announced agreement with Randstad, Monster has suspended any prior guidance and will not hold a conference call for its third quarter 2016 financial results.

Contacts

Investors:	Bob Jones, (212) 351-7032, bob.jones@monster.com
Media:	Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE: MWW) is a global leader in connecting people to jobs, wherever they are. For more than 20 years, Monster has helped people improve their lives with better jobs, and employers find the best talent. Today, the Company offers services in more than 40 countries, providing some of the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities. Monster continues its pioneering work of transforming the recruiting industry with advanced technology using intelligent digital, social and mobile solutions, including our flagship website monster.com® and a vast array of products and services. For more information visit http://monster.com/about.

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, the planned transaction with Randstad, the expected timetable for completing the planned transaction and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, uncertainties as to the timing of completion of the planned transaction, the ability to obtain requisite regulatory approvals, the tender of a majority of the outstanding shares of common stock of the Company, the possibility that competing offers will be made and the satisfaction or waiver of the other conditions to the consummation of the planned transaction; the potential impact of the announcement or consummation of the planned transaction on relationships, including with employees, suppliers and customers, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K, the tender offer documents filed and to be filed by Randstad North America, Inc., Randstad Holding nv and the Company and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

Randstad North America, Inc.’s tender offer for shares of the Company’s common stock commenced on September 6, 2016, and, in connection with the offer, Randstad North America, Inc., its parent, Randstad Holding nv, and its subsidiary, Merlin Global Acquisition, Inc., filed a tender offer statement on Schedule TO with the SEC and the Company filed a solicitation/recommendation statement on

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Schedule 14D-9 with the SEC. The Company’s stockholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9 filed by the Company with the SEC because they contain important information about the proposed transaction. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, copies of the offer to purchase, letter of transmittal and other related materials are available free of charge by contacting MacKenzie Partners, Inc., the information agent for the tender offer, toll-free at (800) 322-2885 (or at +1 212-929-5500 collect if you are located outside the U.S. and Canada), or by email to monster@mackenziepartners.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from the Company’s stockholders in connection with the consent solicitation conducted by MediaNews Group, Inc. and certain of its affiliates. Information about the Company’s officers and directors and their ownership of the Company’s shares is set forth in the proxy statement for The Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2016. Information about the Company’s officers and directors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 11, 2016. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the participants in the solicitation of consent revocations in connection with the consent solicitation conducted by MediaNews Group, Inc. and certain of its affiliates by reading the definitive consent revocation statement filed by the Company with the SEC on October 18, 2016. The Company’s stockholders are strongly advised to read such consent revocation statement (including any amendments or supplements thereto) and any other relevant documents that the Company will file with the SEC because they contain important information. These documents are available at no charge on the SEC’s website at www.sec.gov.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income (loss), operating margin, income (loss) from continuing operations, income from discontinued operations, net of tax, net income (loss), net income (loss) attributable to Monster Worldwide, Inc., and diluted earnings (loss) per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma items including: non-cash stock based compensation expense; non-cash impairment charges; transaction costs relating to the merger agreement entered into with a subsidiary of Randstad Holding nv (AMS: RAND) on August 8, 2016; net settlement charges in connection with a settlement term sheet executed in the Talentbin litigation referred to in Note 18 – Commitments and Contingencies in the Notes to the Consolidated Financial Statements in Item 1 of the Q2 2016 Form 10-Q filed on August 9, 2016; costs incurred in connection with the Company’s restructuring programs; certain separation charges; certain management advisory fees; amortization of the debt discount and deferred financing costs associated with our 3.50% convertible senior notes due 2019; the results of our former South Korean subsidiary as it has been classified as discontinued operations; and gain on partial sale of an equity method investment.

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In the first quarter of the calendar year 2015, the Company began to utilize a fixed long-term projected Non-GAAP tax rate for reporting operating results and for planning, forecasting, and analyzing future periods. This change provides better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items. When projecting this long-term rate, the Company evaluated a five-year financial projection comprising the current and the next four years that excludes the income tax effects of the Non-GAAP pre-tax items described above, eliminates the effects of non-recurring and period specific items which can vary in size and frequency, and is reflective of the anticipated future geographic mix of income among tax jurisdictions. The projected rate also assumes no new acquisitions or disposals in the five-year period, eliminates the effect of tax valuation allowances, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. Through Q2 2016, the Non-GAAP tax rate was 35%. The Company re-evaluates this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, which may include (but are not limited to) for example, significant changes in the geographic earnings mix including future acquisition or disposition activity, having less income than anticipated, or fundamental tax law changes in major jurisdictions where the Company operates. As a result of the Company’s recent operating results and the impact those results have on the Company’s forecasts, the Non-GAAP tax rate was re-evaluated and a 40% rate was utilized in Q3 2016.

Non-GAAP diluted shares includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share, but are expected to mitigate the dilutive effect of the Company’s 3.50% convertible senior notes due 2019.

The Company uses these Non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These Non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Cash EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, provision for (benefit from) income taxes, interest and other, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense and non-cash impairment charges. The Company considers Cash EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Cash EBITDA is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA is defined as income (loss) from continuing operations or net income (loss), as applicable, before income (loss) in equity interests, net, provision for (benefit from) income taxes, interest and other, net, gain on partial sale of equity method investment, depreciation, amortization, non-cash compensation expense, non-cash impairment charges, costs incurred with the Company’s restructuring programs, and the impact of the pro-forma items discussed above. The Company considers Adjusted EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. Adjusted EBITDA is a Non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

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MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$144,753	$167,082	$453,452	$507,694

Salaries and related	79,518	79,787	235,984	254,500
Office and general	47,924	43,638	134,092	131,430
Marketing and promotion	28,287	30,044	91,195	91,091
Restructuring and other special charges	—	2,780	—	28,787
Goodwill impairment	147,400	—	289,402	—
Impairment of other assets	34,835	—	38,235	—

Total operating expenses	337,964	156,249	788,908	505,808

Operating (loss) income	(193,211)	10,833	(335,456)	1,886

Gain on partial sale of equity method investment	—	—	—	8,849
Interest and other, net	(3,195)	(3,674)	(9,601)	(10,289)

(Loss) income before income taxes and (loss) income in equity interests	(196,406)	7,159	(345,057)	446

Benefit from income taxes	(16,124)	(2,361)	(42,252)	(14,487)
(Loss) income in equity interests, net	(222)	249	(13)	321

(Loss) income from continuing operations	(180,504)	9,769	(302,818)	15,254

Income from discontinued operations, net of tax	—	2,163	—	6,005

Net (loss) income	(180,504)	11,932	(302,818)	21,259
Net income attributable to noncontrolling interest	—	(1,512)	—	(3,712)

Net (loss) income attributable to Monster Worldwide, Inc.	$(180,504)	$10,420	$(302,818)	$17,547

*Basic (loss) earnings per share attributable to Monster Worldwide, Inc.:

(Loss) income from continuing operations	$(2.03)	$0.11	$(3.41)	$0.17
Income from discontinued operations, net of tax	—	0.01	—	0.03

Basic (loss) earnings per share attributable to Monster Worldwide, Inc.	$(2.03)	$0.12	$(3.41)	$0.20

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:

(Loss) income from continuing operations	$(2.03)	$0.10	$(3.41)	$0.16
Income from discontinued operations, net of tax	—	0.01	—	0.02

Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.	$(2.03)	$0.11	$(3.41)	$0.19

Weighted average shares outstanding:
Basic	88,932	90,340	88,846	89,853

Diluted	88,932	96,839	88,846	94,573

Reconciliation of (loss) income from continuing operations to Cash EBITDA and Adjusted EBITDA

(Loss) income from continuing operations	$(180,504)	$9,769	$(302,818)	$15,254

Loss (income) in equity interests, net	222	(249)	13	(321)
Benefit from income taxes	(16,124)	(2,361)	(42,252)	(14,487)
Interest and other, net	3,195	3,674	9,601	10,289
Goodwill impairment	147,400	—	289,402	—
Impairment of other assets	34,835	—	38,235	—
Gain on partial sale of equity method investment	—	—	—	(8,849)
Depreciation and amortization of intangibles	10,956	11,086	31,211	33,685
Stock-based compensation	437	3,368	3,488	11,386
Restructuring non-cash charges	—	—	—	4,226

Cash EBITDA	$417	$25,287	$26,880	$51,183

Facility charges	676	—	676	—
Management advisory fees	—	—	3,752	—
Net costs associated with a legal settlement term sheet	900	—	900	—
Transaction costs	3,442	—	3,442	—
Separation costs	—	—	417	2,000
Restructuring and other special charges, less non-cash items	—	2,780	—	24,561

Adjusted EBITDA	$5,435	$28,067	$36,067	$77,744

*(Loss) earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED STATEMENTS OF OPERATIONS AND NON-GAAP RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30, 2016				Three Months Ended September 30, 2015
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$144,753	$—		$144,753	$167,082	$—		$167,082

Salaries and related	79,518	(437)	a	79,081	79,787	(3,368)	a	76,419
Office and general	47,924	(5,018)	c	42,906	43,638	—		43,638
Marketing and promotion	28,287	—		28,287	30,044	—		30,044
Restructuring and other special charges	—	—		—	2,780	(2,780)	b	—
Goodwill impairment	147,400	(147,400)	d	—	—	—		—
Impairment of other assets	34,835	(34,835)	e	—	—	—		—

Total operating expenses	337,964	(187,690)		150,274	156,249	(6,148)		150,101

Operating (loss) income	(193,211)	187,690		(5,521)	10,833	6,148		16,981
Operating margin	-133.5%			-3.8%	6.5%			10.2%

Interest and other, net	(3,195)	1,173	f	(2,022)	(3,674)	1,252	f	(2,422)

(Loss) income before income taxes and (loss) income in equity interests	(196,406)	188,863		(7,543)	7,159	7,400		14,559
(Benefit from) provision for income taxes	(16,124)	13,107	h	(3,017)	(2,361)	7,472	h	5,111
(Loss) income in equity interests, net	(222)	—		(222)	249	—		249

(Loss) income from continuing operations	(180,504)	175,756		(4,748)	9,769	(72)		9,697

Income from discontinued operations, net of tax	—	—		—	2,163	(2,163)	i	—

Net (loss) income	(180,504)	175,756		(4,748)	11,932	(2,235)		9,697

Net income attributable to noncontrolling interest	—	—		—	(1,512)	1,512		—

Net (loss) income attributable to Monster Worldwide, Inc.	$(180,504)	$175,756		$(4,748)	$10,420	$(723)		$9,697

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(2.03)	$1.98		$(0.05)	$0.10	$0.01		$0.11
Income from discontinued operations, net of tax	—	—		—	0.01	(0.01)		—

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:	$(2.03)	$1.98		$(0.05)	$0.11	$(0.00)		$0.11

Weighted average shares outstanding:
Diluted	88,932	—		88,932	96,839	(5,872)	j	90,967

	Nine Months Ended September 30, 2016				Nine Months Ended September 30, 2015
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$453,452	$—		$453,452	$507,694	$—		$507,694

Salaries and related	235,984	(3,905)	a	232,079	254,500	(13,385)	a	241,115
Office and general	134,092	(8,770)	c	125,322	131,430	—		131,430
Marketing and promotion	91,195	—		91,195	91,091	—		91,091
Restructuring and other special charges	—	—		—	28,787	(28,787)	b	—
Goodwill impairment	289,402	(289,402)	d	—	—	—		—
Impairment of other assets	38,235	(38,235)	e	—	—	—		—

Total operating expenses	788,908	(340,312)		448,596	505,808	(42,172)		463,636

Operating income (loss)	(335,456)	340,312		4,856	1,886	42,172		44,058
Operating margin	-74.0%			1.1%	0.4%			8.7%

Gain on partial sale of equity method investment	—	—		—	8,849	(8,849)	g	—
Interest and other, net	(9,601)	3,305	f	(6,296)	(10,289)	3,789	f	(6,500)

(Loss) income before income taxes and income (loss) in equity interests	(345,057)	343,617		(1,440)	446	37,112		37,558
(Benefit from) provision for income taxes	(42,252)	41,371	h	(881)	(14,487)	27,649	h	13,162

(Loss) income in equity interests, net	(13)	—		(13)	321	—		321

(Loss) income from continuing operations	(302,818)	302,246		(572)	15,254	9,463		24,717

Income from discontinued operations, net of tax	—	—		—	6,005	(6,005)	i	—

Net (loss) income	(302,818)	302,246		(572)	21,259	3,458		24,717

Net income attributable to noncontrolling interest	—	—		—	(3,712)	3,712		—

Net (loss) income attributable to Monster Worldwide, Inc.	$(302,818)	$302,246		$(572)	$17,547	$7,170		$24,717

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(3.41)	$3.40		$(0.01)	$0.16	$0.11		$0.27
Income from discontinued operations, net of tax	—	—		—	0.02	(0.02)		—

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:	(3.41)	$3.40		(0.01)	0.19	$0.09		0.27

Weighted average shares outstanding:
Diluted	88,846	—		88,846	94,573	(3,714)	j	90,859

Note Regarding Non GAAP Adjustments:

The financial information included herein contains certain Non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of Non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

Non GAAP adjustments consist of the following:

a	Costs related to stock based compensation. Additionally, the Company incurred $0.4 million of separation charges in Q1 2016 primarily relating to the reorganization of the sales force in North America.

b	Restructuring related charges pertaining to the “Reallocate to Accelerate” program announced in February 2015.

c	Charges incurred in Q3 2016 primarily related to legal and other professional fees of $3.4 million associated with the merger agreement entered into with a subsidiary of Randstad Holdings nv (AMS:RAND) on August 8, 2016. In addition, during Q3 2016, the Company recognized net settlement charges of $0.9 million in connection with a settlement term sheet executed in the Talentbin litigation referred to in the Q2 2016 Form 10-Q filed on August 9, 2016. Further, the Company recognized $0.7 million of charges related to exited facilities during Q3 2016. In the six months ended June 30, 2016, the Company incurred $3.8 million of charges primarily related to management advisory fees. This engagement ended during Q2 2016 and no additional fees are expected in future periods.

d	As referred to in the Q2 2016 Form 10-Q, the Company completed a formal goodwill impairment analysis in accordance with ASC 350, Intangibles – Goodwill and Other, during Q3 2016. This analysis resulted in the recognition of a pre-tax impairment charge of $147.4 million, or $119.2 million on a net of tax basis, recognized in the Careers-North America reporting unit during Q3 2016. The recognition of this additional impairment charge brings the total goodwill impairment recognized during the nine months ended September 30, 2016 to $289.4 million, or $234.1 million on a net of tax basis, in the Careers-North America reporting unit. These charges do not impact our liquidity, cash flows from operations, future operations, or compliance with debt covenants

e	The completion of a formal goodwill impairment analysis during Q3 2016 triggered the completion of an impairment analysis of the Company’s technology fixed asset included in the Careers – North America reporting unit during the quarter. This analysis resulted in the recognition of a pre-tax impairment charge of $31.4 million, or $19.0 million on a net of tax basis, during Q3 2016. In addition, the Company recognized a pre-tax impairment charge of $3.5 million related to an amortizable intangible asset during Q3 2016. During Q2 2016, the Company recognized a pre-tax impairment charge of $3.4 million related to two indefinite-lived intangible assets. The total pre-tax impairment charge related to intangible assets, excluding goodwill, was $6.9 million during the nine months ended September 30, 2016. These charges do not impact our liquidity, cash flows from operations, future operations, or compliance with debt covenants

f	Non-GAAP interest expense related to the debt discount and amortization of the deferred financing costs related to the Company’s convertible notes due 2019. The Company also recognized a gain of approximately $0.3 million for the sale of domains during Q2 2016.

g	Gain on partial sale of equity method investment during Q1 2015.

h	Beginning in Q1 2015, the Non-GAAP income tax provision is calculated using a fixed long-term projected Non-GAAP tax rate of 35% as applied to Non-GAAP pre-tax income. In the third quarter of 2016, as a result of recent operating results and the impact those results have on the Company’s forecasts, the fixed long term projected Non-GAAP tax rate was increased to 40%.

i	Non-GAAP adjustment relates to the sale of our former subsidiary in South Korea in October 2015, and primarily includes the operations of our former subsidiary.

j	Non-GAAP adjustment includes the impact, based on the average share price for the period, of the Company’s outstanding capped call transactions, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of the Company’s convertible notes due 2019.

*	(Loss) earnings per share may not add in certain periods due to rounding.